EXHIBIT 99.2

HEALTHCARE SOLUTIONS HOLDINGS, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Healthcare Solutions Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Healthcare Solutions Holdings, Inc. as of September 30, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2018

Lakewood, CO

April 21, 2021

F-2

Healthcare Solutions Holdings, Inc.
BALANCE SHEETS

	September 30,	September 30,
	2020	2019

ASSETS

Cash	$841,183	$408,658
Accounts receivable/Other receivable	74,622	-
Property	60,666
Investments	83,087,469	92,042,043
Total current assets	84,063,940	92,450,702
Equipment	587,083	-
Total Assets	$84,651,023	$92,450,702

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable related party	$20,250	$450
PPP loan	210,500	-
Notes payable	250,000	250,000
Interest payable	16,215	9,965
Notes payable related party	9,446,348	5,527,604

Total current liabilities	9,943,313	5,788,020

Total liabilities	9,943,313	5,788,020

Stockholders' Equity
Preferred stock class A, par value $.00001, 100,000,000 shares authorized, 1,831,000 shares issued and outstanding as of September 30, 2020 and September 30, 2019	18	18
Preferred stock class B, par value $.00001, 100,000,000 shares authorized, -0- shares issued and outstanding as of September 30, 2020 and September 30, 2019	-	-
Preferred stock class C, par value $.00001, 100,000,000 shares authorized, -0- shares issued and outstanding as of September 30, 2020 and September 30, 2019	-	-
Preferred stock class D, par value $.00001, 100,000,000 shares authorized, 1,000,000 shares issued and outstanding as of September 30, 2020 and September 30, 2019	10	10
Common stock, Par Value $.0001, 10,000,000 shares authorized, 10,000,000 and 10,000,000 issued and outstanding of shares as of September 30, 2020 and 2019	1,000	1,000
Additional paid in capital	86,055,989	86,025,989
Accumulated other comprehensive income	(1,137,548)	7,817,026
Retained earnings (deficit)	(10,211,758)	(7,181,362)
Total Stockholders' (Deficit)	74,707,710	86,662,682
Total Liabilities and Stockholders' (Equity)	$84,651,023	$92,450,702

The accompanying notes are an integral part of these financial statements.

F-3

Healthcare Solutions Holdings, Inc.
STATEMENTS OF OPERATIONS

	YEARS ENDED
	September 30,	September 30,
	2020	2019
Revenue
Sales	$3,524,334	$1,538,646
COGS	-	349,230
Gross profit	3,524,334	1,189,416

Operating Expenses:
Administrative expenses	1,654,591	812,587
Contractors expenses	4,900,139	5,124,774
Total operating expenses	6,554,730	5,937,361
(Loss) from operations	(3,030,397)	(4,747,944)
Other expense
Other (expense) net	-	-
Income (loss) before provision for income taxes	(3,030,397)	(4,747,944)
Provision for income taxes	-	-
Net (Loss)	$(3,030,397)	$(4,747,944)

Basic and diluted earnings(loss) per common share	$(0.30)	$(0.47)

Weighted average number of shares outstanding	10,000,000	10,000,000

Comprehensive income (loss):
Net income: loss	$(3,030,397)	$(4,747,944)
Unrealized investment gain or loss	(8,954,575)	6,424,879
Comprehensive income (loss):	$(11,984,972)	$1,676,934

The accompanying notes are an integral part of these financial statements.

F-4

Healthcare Solutions Holdings, Inc.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

							Additional	Accumulated		Total
	Preferred Stock A		Preferred Stock D		Common Stock		Paid-in	Other	Retained	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Comp Inc	Earnings	Equity
Balance, September 30, 2018	396,000	$4	1,000,000	$10	10,000,000	$1,000	$84,621,003	$1,392,147	$(2,433,417)	$83,580,747

Preferred Stock A	1405000	$14					1,404,986			1,405,000

Net loss									(4,747,944)	(4,747,944)

Accumulated other comprehensive income								6,424,879		6,424,879

Balance, September 30, 2019	1,801,000	$18	1,000,000	$10	10,000,000	$1,000	$86,025,989	$7,817,026	$(7,181,362)	$86,662,682

Preferred Stock A	30,000	$0					30,000			30,000

Net income (loss)									(3,030,397)	(3,030,397)

Accumulated other comprehensive income								(8,954,575)

Balance, September 30, 2020	1,831,000	$18	1,000,000	$10	10,000,000	$1,000	$86,055,989	$(1,137,548)	$(10,211,758)	$74,707,710

The accompanying notes are an integral part of the financial statements.

F-5

Healthcare Solutions Holdings, Inc.
STATEMENTS OF CASH FLOWS

	September 30,	September 30,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$(3,030,397)	$(4,747,944)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Accounts receivable	(74,622)	36,500
Accounts payable	19,800	450
Interest payable	6,250	6,250
Net cash provided by (used for) operating activities	(3,078,969)	(4,704,744)

Cash Flows From Investing Activities:
Paid in capital	30,000	1,405,000
Equipment	(647,749)	-
Net cash provided by (used for) investing activities	(647,749)	1,405,000

Cash Flows From Financing Activities:
Notes payable related party	3,918,743	3,624,521
Proceeds from PPP loan	210,500	-
Net cash provided by (used for) financing activities	4,129,243	3,624,521

Net Increase (Decrease) In Cash	432,525	324,777
Cash At The Beginning Of The Period	408,658	83,881
Cash At The End Of The Period	$841,183	$408,658

The accompanying notes are an integral part of these financial statements.

F-6

Healthcare Solutions Holdings, Inc.

Notes to Financial Statements

September 30, 2020 and 2019

1.	NATURE OF OPERATIONS

Healthcare Solutions Holdings, Inc. (“HSH”) was incorporated on November 27, 2017 in the State of Delaware and was organized with the goal of building a more advanced and efficient national healthcare system in the U.S. in the form of a vertically integrated physician-centric medical services company and outpatient medical provider. HSH is focused on both, providing clinicians with state-of-the-art diagnostic and therapeutic tools, and providing patients with greater access to a higher level of care that we believe is not normally found in their local communities.

HSH is an integrated healthcare company which strives to provide services and a higher quality of care for patients over the course of their lifetime. HSH intends to operate three wholly owned subsidiaries which are yet to be formed and which will provide multiple services for patients’ medical needs and those of physicians themselves. These subsidiaries are Advance Care Medical, Inc., “ACM” which will offer a host of comprehensive care services directly to patients, HSH Surgical, Inc., “HSHS” who will own and operate Ambulatory Surgery Centers and HSH Diagnostic and Therapeutic Services, Inc., “HSHDT” which will provide ancillary services directly to physician office. HSH facilities and operations are being rolled out rapidly through out middle America and will continue over the next few years with key locations being selected specifically in inadequately served communities. We want to impact the communities we serve and provide access to the highest level of care for all Americans.

HSH intends to operate its business through its three wholly-owned operating subsidiaries:

Advance Care Medical Holdings (“ACMH”) will be a direct provider of urgent care and internal medicine services, and all comprehensive care provided by HSH will be run through this subsidiary. Advance Care Medical will bridge the gap between urgent family care and the traditional hospital system. Our mission will be to focus on inadequately served communities and provide them more convenient quality healthcare. Our newly constructed facilities will provide the highest standards of safety, comfort, and convenience for the best patient experience.

ACMH expect to set up Comprehensive Care Services that combine both Internal Medicine Practices with Urgent Care at numerous locations.

Our first Urgent Care and Internal Medicine services are expected to be open in 2nd Quarter of 2021 and are expected to be in Georgia, Illinois, Missouri, Tennessee, and Utah.

F-7

HSH Surgical (HSHS) is expected to be a physician-centric development and management company of multi-specialty, cardiology focused, Ambulatory Surgery Centers. HSH strives to become an industry-leading Ambulatory Surgery Center (ASC) management and development company focused on partnering with physicians and employees to create an outstanding patient experience while maximizing partner and shareholder value. HSHS is expected to partner with physicians who own seventy percent (70%) of the ASC, through their investment. HSHS will develop, design, build, credential, and then manage the ASC for, and with, their physician partners. HSHS will also work with physicians in a joint-venture relationship with local hospitals or health systems, if such a relationship is in the best interest of the physicians and the ASC. HSH believes physician partners will be the lifeline of any ASC and they should retain control of the facility while HSHS focuses on adding value by managing the business side while allowing the physician partners to focus on patient care.

HSH Surgical will be direct provider of ambulatory surgery services, all of the ambulatory and surgery business of HSH will be run through this subsidiary. Our Ambulatory Surgery Centers (ASC’s) are planned to be comprised of a network offering multidisciplinary options. Our state-of-the-art facilities will provide same day out-patient surgical care including both diagnostic and preventative procedures.

HSH Surgical is expected to own 30% of numerous locations set up for our ambulatory surgery services. None of these locations are yet open.

HSH Diagnostic and Therapeutic Services will focus on sales and marketing to doctors.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, convertible debentures and officer loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans in order to fund its operations.

F-8

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended September 30, 2020 and 2020 the financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

Service income is generated from the resale of 3rd party services into physician offices. Operating income is generated directly from physicians and other entities in the medical business for providing management services for them.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. This new guidance was initially effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016 and early adoption was not permitted. However, in July 2015, the FASB voted to defer the effective date of this ASU by one year for reporting periods beginning after December 15, 2017, with early adoption permitted as of the original effective date. As a result, the effective date for the Company is January 1, 2018.

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

•

Level 3: Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2020 and 2019. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

F-9

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

The Company determines the fair value of contingent consideration based on a probability-weighted discounted cash flow analysis. The fair value remeasurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement as defined in the fair value hierarchy. In each period, the Company reassesses its current estimates of performance relative to the stated targets and adjusts the liability to fair value. Any such adjustments are included as a component of Other Income (Expense) in the Statements of Operations and Comprehensive Loss.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. At times, such cash may be more than the Federal Deposit Insurance Corporation insured limit of $250,000. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents.

Investments

The Company was initially funded by Landes & Cie Private Trust based out of Sweden -see Stockholders Equity, Note 9. In the U.S. there are certain regulatory requirements for healthcare companies in U.S. to maintain a minimum amount of capital on hand or they are subject to additional rules and regulation. Landes provided enough capital for the company so that all regulatory capital thresh holds are met.

We have identified accounting for marketable investment securities as a critical accounting policy due to the significance of the amounts included in our balance sheet. All of the securities included in investments have quoted market prices and trade actively. The Company records these investments at their fair value based on quoted market prices with the unrealized gain or loss recorded in accumulated other comprehensive income, a component of stockholders' equity, net of deferred taxes.

For the years ended September 30, 2020 and September 30, 2019 we recorded an unrealized loss on investments of $8,954,575, and an unrealized gain of $6,424,879, respectively.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Property and Equipment

The equipment is comprised of ultrasounds, beds, stretchers, cardiac telemetry equipment, cardiac monitors, defibrillators, and other surgical equipment.

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1 – 5 years
Surgical equipment	7 years
Furniture and fixtures	5 – 10 years
Leasehold improvements	Lesser of the lease term or estimated useful life

F-10

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company's operating results as compared to the corresponding change in the allowance for doubtful accounts .

Comprehensive Gain or Loss

FASB ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of September 30, 2020 and 2019, the Company determined that it had items that represented components of comprehensive income (loss) and, therefore, has included a statement of comprehensive income (loss) in the financial statements. As of September 30, 2020 the “the accumulated other comprehensive loss” on the Company’s Balance Sheet amounted to $10,211,758.

Advertising Expenses

Advertising costs are expensed as incurred and included in selling and marketing expenses.

Shipping and Handling Costs

Shipping and handling costs related to the acquisition of goods from vendors are included in the cost of sales.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its financial statements.

F-11

Investments

3.	ACCOUNTS RECEIVABLE

The following table sets forth the components of the Company’s accounts receivable on September 30, 2020 and 2019:

	September 30, 2020	September 30, 2019
Accounts receivable
Total accounts receivable	$74,621	$-0-

As of September 30, 2020 and 2019, the were no customer’s that accounted for more than 10% of annual revenue.

4.	INVESTMENTS

As of September 30, 2020 and September 30, 2019 the balance of investments was $83,087,469 and $92,042,043, respectively. These investments are comprised of securities that trade frequently with quoted prices.

For the years ended September 30, 2020 and September 30, 2019 we recorded an unrealized loss on investments of $8,954,575, and an unrealized gain of $6,424,879, respectively.

5.	PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment on September 30, 2020 and 2019:

	September 30, 2020			September 30, 2019
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets not subject to depreciation:
Leaseholds, signage in a location not yet open	$60,666		$60,666
Surgical equipment not yet in service	587,083		587,803
Total fixed assets	$647,749	-	$647,749	$-		$

No depreciation has been recorded on surgical equipment and leasehold improvements not in service.

6.	NOTES PAYABLE RELATED PARTY

Since the inception of the Company, substantially all of the funding for Company has been provided by related parties that have extended interest free demand loans. These related parties are as follows:

(1) BLS, Inc. is controlled by Charles Balaban, a Director of the Company

(2) BOAM, Inc. is controlled by Charles Balaban

(3) Healthcare Solutions DX, Inc. is controlled by Justin Smith, Chairman of the Company’s Board of Directors

(4) JHMA, Inc. is controlled by Doug Millar, head of the Company‘s Corporate Compliance and Regulatory Matters

(5) Jonathan Loutzenhiser – is a Vice President of the Company

F-12

	Balance Due	Balance Due
	9/30/2020	9/30/2019

BLS, Inc.	$2,767,500	$1,537,500
BOAM, Inc.	530,544	662,339
Healthcare Solutions DX, Inc.	1,049,657	555,008
JHMA, Inc.	2,767,500	1,537,500
Jonathan Loutzenhiser	2,328,600	1,269,100

As of September 30, 2020, the amounts due to related parties were $9,446,348 and $5,527,604 respectively.

7.	NOTES PAYABLE AND GOVERNMENT LOANS

The following tables set forth the components of the Company’s notes as of September 30, 2020 and 2019:

	September 30, 2020	September 30, 2019
PPP Loans	$210,500	$-
Notes payable	250,000	250,000
	$460,000	$250,000

8.	INCOME TAXES

The following table sets forth the components of income tax expense (benefit) for the years ended September 30, 2020 and 2019:

Reconciliation between the expected federal income tax rate and the actual tax rate is as follows:

	Year Ended September 30,
	2020	2019

Federal statutory tax rate	21%	21%
State tax, net of federal benefit	6%	6%
Total tax rate	27%	27%
Allowance	(27)%	(27)%
Effective tax rate	-%	-%

The following is a summary of the deferred tax assets:

	Year Ended September 30,
	2020	2019

Net operating loss carryforwards	$818,000	$1,282,000
Deferred tax asset	818,000	1,282,000
Valuation allowance	(818,000)	(1,282,000)
Net deferred tax asset	$-	$-

F-13

The Company has no tax provision for any period presented due to our history of operating losses. As of September 30, 2020, the Company had estimated net operating loss carry forwards of approximately $10,200,000 that may be available to reduce future years’ taxable income through 2032 subject to Section 382 limitations. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as management has determined that their realization is not likely to occur and accordingly, the Company has recorded a valuation allowance for the full value of the deferred tax asset relating to these tax loss carry-forwards. Additionally, the Company has not filed tax returns, therefore the potential realizability of this loss in future periods is indeterminable.

The Company adopted accounting rules which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under these rules, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. These accounting rules also provide guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of September 30, 2020 no liability for unrecognized tax benefits was required to be recorded.

9.	STOCKHOLDERS’ EQUITY

Common stock

The Company has authorized 10,000,000 shares of $0.0001 par value common stock. As of September 30, 2020 and September 30, 2019 all 10,000,000 shares were issued and outstanding. There were no stock common stock issuances in 2020 or 2019.

Preferred Stock

The Company has authorized four classes of Preferred Stock. The Series A, B and C Preferred Stock each have 100,000,000 shares of $.00001 par value authorized. Currently there are 1,831,000 shares of Preferred A shares outstanding. No shares of Series B and Series C Preferred Stock have been issued. Each share of Series A Preferred stock is convertible into one share of common stock.

On December 19, 2017 the Company entered into a Purchase Agreement for the purchase of 1,000, 000 shares of the Company’s Series D Preferred Stock par value $.0001. In return for the issuance by the Corporation of the Preferred D Shares as described herein, Purchaser shall invest into the Corporation marketable securities with an aggregate asset value equal to or greater than seventy-five million ($75,000,000.00) U.S. Dollars. These marketable securities are currently in Investments on the Company’s Balance Sheet as of September 30, 2020 and are valued at $83,087,469.

The Preferred D Shares shall have the same rights as Common Shares of the Corporation in all respects. In addition, the Preferred D Shares shall have the following preferences:

a. The Preferred D Shares shall be subject to Full-Ratchet Anti-dilution protection. If additional shares are issued by the Corporation, Purchaser shall automatically be issued a sufficient number of Preferred D Shares to maintain a ten (10%) percent equity ownership in the Corporation.

b. The Preferred D Shares shall carry a Make Whole Liquidation Preference. Upon liquidation, Purchaser shall be repaid the full value of its investment in preference to any distributions to other shareholders.

10.	COMMITMENTS AND CONTINGENCIES

The Company’s principal office is located at 3 School St, Suite 303, Glen Cove, NY 11542, where it leases approximately 2,250 square feet of office space at a monthly rent of $2,500 per month. We believe that these facilities are adequate to support the Company’s existing operations and that we will be able to obtain appropriate additional facilities or alternative facilities on commercially reasonable terms if and when necessary.

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11.	SUBSEQUENT EVENTS

On June 14, 2019, Healthcare Solutions Management Group, Inc., a Delaware corporation, and successor in interest to Verity Delaware Inc., a Delaware corporation which was previously a Nevada corporation named Verity Corp. (“HSMG”) entered into a Merger Agreement (the “Merger Agreement”) by and between HSH, Verity Merger Corp., a wholly-owned subsidiary of HSMG and a Delaware corporation (the “Merger Sub”). Pursuant to the terms of the Merger Agreement, the parties agreed that Merger Sub would merge with and into HSH, with HSH being the surviving entity and becoming a wholly-owned subsidiary of HSMG (the “Merger”).

The Merger Agreement was amended on August 25, 2020, November 5, 2020 and February 16, 2021.

The Merger closed on April 15, 2021 (the “Closing”), and upon the effective time (the “Effective Time”) of the Merger, HSMG filed a certificate of merger (the “Certificate”) by and among Merger Sub and HSH, pursuant to which Merger Sub merged with and into HSH with HSH being the surviving entity, and HSH became HSMG’s wholly owned subsidiary.

At the Effective Time of the Merger, each share of HSH common stock issued and outstanding immediately prior to the Effective Time was converted into shares of HSMG common stock, at an exchange ratio as required to cause the number of shares of HSMG common stock issued to the holders of the HSH common stock to be 90% of the issued and outstanding shares of HSMG common stock immediately following the Closing.  The exchange ratio was 114.599754 shares of HSMG common stock per share of HSH common stock (the “Exchange Ratio”), with any fractional shares of HSMG common stock being rounded to the nearest whole share of HSMG common stock.  Therefore, the aggregate Merger consideration paid to the holders of the HSH common stock at the Effective Time of the Merger was 1,145,997,555 shares of HSMG’s common stock constituting 90% of the issued and outstanding shares of HSMG common stock immediately following the Closing.

The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

Accounting Acquirer:  The Merger was accounted for as a reverse merger and HSH is considered the acquirer for accounting and financial reporting purposes.

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